    UBS LOAN FINANCE LLC                                   UBS SECURITIES LLC
  677 Washington Boulevard                                   299 Park Avenue
Stamford, Connecticut 06901                             New York, New York 10171

                      GENERAL ELECTRIC CAPITAL CORPORATION
                       2 Bethesda Metro Center, Suite 600
                            Bethesda, Maryland 20814

                                                                     May 9, 2007

Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453

Attention: Ron Zwanziger

                        Bridge Facility Commitment Letter

Ladies and Gentlemen:

          You have advised UBS Loan Finance LLC ("UBS"), UBS Securities LLC ("UBSS") and General Electric Capital Corporation ("GE Capital" and, together with UBS and UBSS, "we" or "us") that Inverness Medical Innovations, Inc., a Delaware corporation ("Borrower" or "you") proposes to form a wholly owned subsidiary ("Merger Sub"), which will acquire (the "Acquisition") all of the outstanding capital stock (the "Shares") of Biosite Incorporated (the "Acquired Business"). The Acquisition will be effected by Borrower and Merger Sub entering into a merger agreement (the "Acquisition Agreement") with the Acquired Business pursuant to which Merger Sub will commence a tender offer (the "Tender Offer") for the Shares. The Tender Offer shall be conditioned upon not less than a majority (calculated on a fully diluted basis) of such Shares and not less than a majority of the voting power of the outstanding shares of capital stock of the Acquired Business entitled to vote in the election of directors being validly tendered and not withdrawn. Merger Sub will, if the Tender Offer, together with any exercise of the "top-up option," does not result in Merger Sub acquiring 90% or more of the Shares (or such other amount as is sufficient for Merger Sub to effect a "short form" merger under the Delaware General Corporation Law (such amount, the "Minimum Condition")), acquire 100% of the outstanding capital stock of the Acquired Business and merge with and into the Acquired Business (the "Two-Step Merger" and the date of the consummation of the Two-Step Merger, if applicable, the "Second Closing Date") pursuant to the Acquisition Agreement. If the Minimum Condition is satisfied, immediately following completion of the Tender Offer, the Acquired Business will be merged with and into Merger Sub (the "One-Step Merger"; the One-Step Merger or the Two-Step Merger, as applicable, the "Merger") pursuant to a short-form merger under Section 253 of the Delaware General Corporation Law. All references to "dollars" or "$" in this agreement and the attachments hereto (collectively, this "Commitment Letter") are references to United States dollars. All references to "Borrower" or "Borrower and its subsidiaries" for any period from and after consummation of the Tender Offer shall include the Acquired Business.

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                                       -2-


          We understand that the sources of funds required to fund the Acquisition consideration, to repay existing indebtedness of Borrower and the Acquired Business and their respective subsidiaries of up to $162.0 million (the "Refinancing"), to pay fees, commissions and expenses in connection with the Transactions (as defined below) and to provide ongoing working capital requirements of Borrower and its subsidiaries following the Transactions will include:

     - senior secured credit facilities consisting of (i) a senior secured term loan facility to Borrower of $1,150.0 million ($850.0 million if the joint venture (the "Joint Venture") anticipated to be entered into among the Borrower and The Procter & Gamble Company for the development, manufacturing, marketing and sale of existing and to-be-developed consumer diagnostic products outside of the fields of cardiology and diabetes is consummated on or prior to the Closing
          Date) (the "Term Loan Facility") and (ii) a senior secured revolving credit facility to Borrower of up to $150.0 million (the "Revolving Credit Facility" and, together with the Term Loan Facility, the "Bank Facilities"); and

     - the issuance by Borrower of up to $317.5 million aggregate gross proceeds of unsecured senior subordinated notes (the "Notes") pursuant to a public offering or Rule 144A or other private placement (the "Notes Offering") or, in the event the Notes are not issued at the time the Transactions are consummated, borrowings by Borrower of up to $317.5 million under a senior subordinated unsecured credit facility (the "Bridge Facility" and, together with the Bank Facilities, the "Facilities"), as described in the Bridge Facility Summary of Principal Terms and Conditions attached hereto as Annex I (the "Term Sheet").

No other financing will be required for the uses described above. Immediately following the Transactions, neither Borrower nor any of its subsidiaries will have any indebtedness or preferred equity other than the Bank Facilities, the Notes or the Bridge Facility, $132.5 million of your 3% senior subordinated convertible notes due 2016 and other limited indebtedness to be agreed (including indebtedness contemplated by paragraph 7 of the Conditions Annex (as defined below)). As used herein, the term "Transactions" means the Acquisition, the Tender, the Merger, the Refinancing, the initial borrowings under the Bank Facilities, the issuance of the Notes or the borrowings under the Bridge Facility and the payments of fees, commissions and expenses in connection with each of the foregoing.

     Commitments.

          You have requested that UBS commit to provide 60% of the Bridge Facility, that GE Capital commit to provide 40% of the Bridge Facility and that UBSS agree to structure, arrange and syndicate the Bridge Facility.

          UBS is pleased to advise you of its commitment to provide 60% of the Bridge Facility to Borrower upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. GE Capital is pleased to advise you of its commitment to provide 40% of the Bridge Facility to Borrower upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. The commitment of UBS, GE Capital and each other Lender (as defined below) hereunder is subject to the negotiation, execution and delivery of definitive documentation (the "Bridge Documentation)

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                                       -3-


with respect to the Bridge Facility reasonably satisfactory to UBS, GE Capital and the other Lenders reflecting the terms and conditions set forth in the Term Sheet, in Annex II hereto (the "Conditions Annex") and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Bridge Facility (the "Fee Letter"). You agree that the closing date of the Transactions and the concurrent closing of the Facilities, and if applicable, the Notes Offering (the "Closing Date") shall be a date consistent with the Tender Offer closing date, but in any event shall not occur until the conditions hereof and in the Term Sheet and the Conditions Annex (including the conditions to initial funding) have been satisfied.

     Syndication.

          It is agreed that UBSS will act as the sole and exclusive advisor, arranger and bookmanager for the Bridge Facility, and, in consultation with you, will exclusively manage the syndication of the Bridge Facility, and will, in such capacities, exclusively perform the duties and exercise the authority customarily associated with such roles. It is further agreed that no additional advisors, agents, co-agents, arrangers or bookmanagers will be appointed and no Lender (as defined below) will receive compensation with respect to any of the Bridge Facility outside the terms contained herein and in the Fee Letter in order to obtain its commitment to participate in the Bridge Facility, in each case unless you and we so agree.

          UBS and GE Capital reserve the right, prior to or after the execution of the Bridge Documentation, to syndicate all or a portion of their respective commitments to one or more institutions that will become parties to the Bridge Documentation (UBS, GE Capital and the institutions becoming parties to the Bridge Documentation, the "Lenders"). Upon any such additional Lender issuing its commitment to provide a portion of the Bridge Facility, UBS and GE Capital shall be released from a portion of their respective commitments in respect of the Bridge Facility in an aggregate amount equal to the commitment of such Lender with the reasonable consent of the Borrower (not to be unreasonably withheld).

          UBSS will exclusively manage all aspects of the syndication of the Bridge Facility, including selection of additional Lenders, determination of when UBSS will approach potential additional Lenders, awarding of any naming rights and the final allocations of the commitments in respect of the Bridge Facility among the additional Lenders. You agree to, and to use commercially reasonable efforts to cause the Acquired Business to (including with a covenant to such effect in the Acquisition Agreement), reasonably assist UBSS in achieving a timely syndication of the Bridge Facility that is reasonably satisfactory to UBSS and the Lenders participating in the Bridge Facility. To assist UBSS in its syndication efforts, you agree that you will, and will cause your representatives and advisors to, and will use commercially reasonable efforts to cause the Acquired Business and its representatives and advisors to,
(a) promptly prepare and provide all financial and other information as UBSS may reasonably request with respect to Borrower, the Acquired Business, their respective subsidiaries and the transactions contemplated hereby, including but not limited to financial projections (the "Projections") relating to the foregoing, (b) provide copies of any due diligence reports or memoranda prepared at the direction of you or any of your affiliates by legal, accounting, tax or other advisors in connection with the Acquisition (subject to the delivery of customary non-disclosure agreements reasonably acceptable to UBSS), (c) use commercially reasonable efforts to ensure that such syndication efforts benefit materially from existing lending relationships of Borrower, the Acquired Business and their respective subsidiaries, (d) make available to prospective Lenders senior management and advisors of Borrower and its subsidiaries (and use commercially reasonable efforts to make available to prospective Lenders senior management and advisors of the Acquired Business and its subsidiaries), (e) host, with UBSS, one or more meetings with prospective Lenders under the Bridge Facility,
(f) assist UBSS in the preparation of one or more confidential information memoranda satisfactory to UBSS and other marketing materials to be used in connection with the syndication of the Bridge Facility and (g) obtain, at your expense, monitored public ratings of the Bridge Facility and the Notes from Moody's Investors Service ("Moody's") and Standard & Poor's Ratings Group ("S&P") at least 30 days prior to the Closing Date and to participate in the process of securing such ratings, including having senior management of Borrower, and using commercially reasonable efforts to have senior management of the Acquired Business, meet with such rating agencies.

          In connection with such syndication, UBS agrees, or shall cause its affiliates, to manage such syndication process such that during such syndication with respect to every dollar syndicated in respect of the Bridge Facility, such dollar shall reduce each of UBS' and GE Capital's Bridge Facility commitments and/or loans on a pro rata basis (determined based on the amount of each such commitment and/or loan of UBS and GE Capital).

          At UBSS's request, you agree to prepare a version of the information package and presentation and other marketing materials to be used in connection with the syndication that do not contain material non-public information concerning Borrower or the Acquired Business, their respective affiliates or their securities. In addition, you agree that unless specifically labeled "Private -- Contains Non-Public Information," no information, documentation or other data disseminated to prospective Lenders in connection with the syndication of the Bridge Facility, whether through an Internet website (including, without limitation, an IntraLinks workspace), electronically, in presentations at meetings or otherwise, will contain any material non-public information concerning Borrower or the Acquired Business, their respective affiliates or their securities.

     Information.

          You hereby represent that (a) all information (other than the Projections) that has been or will be made available to us or any of the Lenders by you, the Acquired Business or any of your or their respective representatives in connection with the transactions contemplated hereby (the "Information"), when taken as a whole, is and will be correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements are made, not misleading and (b) the Projections that have been or will be made available to us or any of the Lenders by you, the Acquired Business or any of your or their respective representatives in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions believed by you to be reasonable (it being understood that projections by their nature are inherently uncertain and no assurances are being given that the results reflected in the Projections will be achieved). You agree to supplement the Information and the Projections from time to time and agree to promptly advise us and the Lenders of all developments materially affecting Borrower, the Acquired Business, any of their respective subsidiaries or affiliates or the transactions contemplated hereby or the accuracy of Information and Projections previously furnished to us or any of the Lenders.

     Compensation.

          As consideration for the commitments of the Lenders hereunder with respect to the Bridge Facility and the agreement of UBSS to structure, arrange and syndicate the Bridge Facility and to provide advisory services in connection therewith, you agree to pay, or cause to be paid, the fees set forth in the Term Sheet and the Fee Letter. Once paid, such fees shall not be refundable under any circumstances.

     Conditions.

          The respective commitments of UBS and GE Capital hereunder with respect to the Bridge Facility and UBSS's agreement to perform the services described herein may be terminated by UBS or GE Capital, as applicable, if (i) any condition set forth in the Term Sheet or the Conditions Annex is not satisfied or you have not complied with this Commitment Letter or the Fee Letter in any material respect or (ii) there occurs a "Company Material Adverse Effect" (as defined in the Acquisition Agreement). Notwithstanding anything in this Commitment Letter, the Fee Letter, the Bridge Documentation or any exhibit, annex or condition hereto or thereto or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (x) the only representations relating to the Borrower, the Acquired Business, their respective subsidiaries and their businesses the making of which shall be a condition to availability of the Bridge Facility on the Closing Date or, if applicable, the Second Closing Date shall be (A) such of the representations made by the Acquired Business in the Acquisition Agreement, as are material to the interests of the Lenders, but only to the extent that you have the right to terminate your obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement and (B) the Specified Representations (as defined below) and (y) the terms of the Bridge Documentation shall be in a form such that they do not impair availability of the Bridge Facility on the Closing Date if the conditions set forth herein and in the Term Sheet are satisfied. Those matters that are not covered by or made clear under the provisions of this Commitment Letter are subject to the approval and agreement of you and us; provided that such approvals and agreements shall be in a manner that is consistent with the Term Sheet. For purposes hereof, "Specified Representations" means the representations and warranties set forth in the Term Sheet relating to corporate power and authority, due authorization, execution and delivery of the Bridge Documentation, no conflicts with material contractual restrictions, the enforceability of the Bridge Documentation, Federal Reserve margin regulations and the Investment Company Act.

     Clear Market.

          From the date of this Commitment Letter until our completion of syndication (as determined by us and notified in writing to you) of the Bridge Facility and, if later, of the distribution of the Notes, you will ensure that no financing for Borrower, the Acquired Business or any of their respective subsidiaries or affiliates (other than the Bank Facilities, Bridge Facility or the Notes) is announced, syndicated or placed without the prior written consent of UBS if such financing, syndication or placement would have, in the reasonable judgment of UBS, a detrimental effect in any material respect upon the transactions contemplated hereby.

     Indemnity and Expenses.

          By your acceptance below, you hereby agree to indemnify and hold harmless us and the other Lenders and our and their respective affiliates (including, without limitation, controlling persons) and the directors, officers, employees, advisors and agents of the foregoing (each, an "Indemnified Person") from and against any and all losses, claims, costs, expenses, damages or liabilities (or actions or other proceedings commenced or threatened in respect thereof) that arise out of or in connection with this Commitment Letter, the Term Sheet, the Conditions Annex, the Fee Letter, the Bridge Facility or any of the transactions contemplated hereby or thereby or the providing or syndication of the Bridge Facility (or the actual or proposed use of the proceeds thereof), and to reimburse each Indemnified Person promptly upon its written demand for any legal or other expenses incurred in connection with investigating, preparing to defend or defending against, or participating in, any such loss, claim, cost, expense, damage, liability or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding); provided that any such obligation to indemnify, hold harmless and reimburse an Indemnified Person shall not be applicable to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Indemnified Person. You shall not be liable for any settlement of any such proceeding effected without your written consent, but if settled with such consent or if there shall be a final judgment against an Indemnified Person, you shall, subject to the proviso in the preceding sentence, indemnify such Indemnified Person from and against any loss or liability by reason of such settlement or judgment. You shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnified Person. None of us or any other Lender (or any of their respective affiliates) shall be responsible or liable to Borrower, the Acquired Business or any of their respective subsidiaries, affiliates or stockholders or any other person or entity for any indirect, punitive or consequential damages which may be alleged as a result of this Commitment Letter, the Term Sheet, the Conditions Annex, the Fee Letter, the Bridge Facility or the transactions contemplated hereby or thereby. In addition, you hereby agree to reimburse us and each of the Lenders from time to time upon demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable legal fees and expenses of UBS, UBSS and GE Capital, appraisal, consulting and audit fees, and printing, reproduction, document delivery, travel, communication and publicity costs) incurred in connection with the syndication and execution of the Bridge Facility, and the preparation, review, negotiation, execution and delivery of this Commitment Letter, the Term Sheet, the Conditions Annex, the Fee Letter, the Bridge Documentation and the administration, amendment, modification or waiver thereof (or any proposed amendment, modification or waiver), whether or not the Closing Date occurs or any Bridge Documentation is executed and delivered or any extensions of credit are made under the Bridge Facility.

     Confidentiality.

          This Commitment Letter is delivered to you upon the condition that neither the existence of this Commitment Letter, the Term Sheet, the Conditions Annex, the Fee Letter nor any of their contents shall be disclosed by you or any of your affiliates, directly or indirectly, to any other person, except that such existence and contents may be disclosed (i) as may be compelled in a judicial or administrative proceeding or as otherwise required by law and (ii) to your directors, officers, employees, legal counsel and accountants, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby. In addition, this Commitment Letter, the Term Sheet and the Conditions Annex (but not the Fee Letter) may be disclosed to the Acquired Business and its directors, officers, employees, advisors and agents, in each case on a confidential and "need-to-know" basis and only in connection with the transactions contemplated hereby; provided that the Acquired Business may disclose this Commitment Letter, the Term Sheet and the Conditions Annex without limitation, including to Beckman Coulter, Inc. and its representatives, in the Acquired Business's filings with the Securities and Exchange Commission and in press releases.

     Other Services.

          You acknowledge and agree that we and/or our affiliates may be requested to provide additional services with respect to Borrower, the Acquired Business and/or their respective affiliates or other matters contemplated hereby. Any such services will be set out in and governed by a separate agreement(s) (containing terms relating, without limitation, to services, fees and indemnification) in form and substance satisfactory to the parties thereto. Nothing in this Commitment Letter is intended to obligate or commit us or any of our affiliates to provide any services other than as set out herein.

     Governing Law, Etc.

          This Commitment Letter and the commitment of the Lenders shall not be assignable by you without the prior written consent of us and the Lenders, and any purported assignment without such consent shall be void. We reserve the right to employ the services of our respective affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to our affiliates certain fees payable to us in such manner as we and our affiliates may agree in our sole discretion. You also agree that UBS or GE Capital may at any time and from time to time assign all or any portion of their respective commitments hereunder to one or more of their respective affiliates. You further acknowledge that we may share with any of our respective affiliates, and such affiliates may share with us, any information related to Borrower, the Acquired Business, or any of their respective subsidiaries or affiliates (including, without limitation, information relating to creditworthiness) and the transactions contemplated hereby. We agree to treat, and cause any of our respective affiliates to treat, all non-public information provided to us by you as confidential information in accordance with customary banking industry practices.

          This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by us and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Letter. This Commitment Letter is intended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, and may not be relied on by, any persons other than the parties hereto, the Lenders and, with respect to the indemnification provided under the heading "Indemnity and Expenses," each Indemnified Person. This Commitment Letter and the Fee Letter replace in their entirety the Commitment Letters and Fee Letters dated April 4, 2007, April 15, 2007, April 19, 2007 and April 24, 2007 between the parties hereto and all parties hereto agree that such letters shall be of no force or effect once this Commitment Letter and the Fee Letter are fully executed.

          THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WILL BE REQUIRED THEREBY. Any right to trial by jury with respect to any claim or action arising out of this Commitment Letter is hereby waived. You hereby submit to the non-exclusive jurisdiction of the federal and New York State courts located in The City of New York (and appellate courts thereof) in connection with any dispute related to this Commitment Letter or any of the matters contemplated hereby, and agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. You irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.

     Patriot Act.

          We hereby notify you that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Patriot Act"), we and the other Lenders may be required to obtain, verify and record information that identifies Borrower and the Acquired Business, which information includes the name, address and tax identification number and other information regarding them that will allow us or such Lender to identify them in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to us and the Lenders.

          Please indicate your acceptance of the terms hereof and of the Term Sheet, the Conditions Annex and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter not later than 5:00 p.m., New York City time, on May 10, 2007 (the "Deadline"). This Commitment Letter and the commitments of the Lenders hereunder and the agreement of UBSS to provide the services described herein are also conditioned upon your acceptance hereof and of the Fee Letter, and our receipt of executed counterparts hereof and thereof on or prior to the Deadline. Upon the earliest to occur of (A) the execution and delivery of the Bridge Documentation by all of the parties thereto, (B) September 30, 2007, if the Bridge Documentation shall not have been executed and delivered by all such parties prior to that date and (C) if earlier than (B), the date of termination of the Acquisition Agreement without the Tender Offer being consummated, this Commitment Letter and the commitments of the Lenders hereunder and the agreement of UBSS to provide the services described herein shall automatically terminate unless the Lenders, UBSS and GE Capital shall, in their discretion, agree to an extension. The compensation, expense reimbursement, confidentiality, indemnification and governing law and forum provisions hereof and in the Term Sheet and the Fee Letter shall survive termination of (i) this Commitment Letter (or any portion hereof) and
(ii) any or all of the commitments of the Lenders hereunder. The provisions under the headings "Syndication" and "Clear Market" above shall survive the execution and delivery of the Bridge Documentation.

                            [Signature Page Follows]

          We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

                                        Very truly yours,

                                        UBS LOAN FINANCE LLC


                                        By: /s/ James Boland
                                            ------------------------------------
                                        Name: James Boland
                                              ----------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                                        By: /s/ Eric Botsma
                                            ------------------------------------
                                        Name: Eric Botsma
                                              ----------------------------------
                                        Title: Director & Counsel
                                               ---------------------------------
                                               Region Americas Legal
                                               ---------------------------------

                                        UBS SECURITIES LLC


                                        By: /s/ James Boland
                                            ------------------------------------
                                        Name: James Boland
                                              ----------------------------------
                                        Title: Managing Director
                                               ---------------------------------


                                        By: /s/ Eric Botsma
                                            ------------------------------------
                                        Name: Eric Botsma
                                              ----------------------------------
                                        Title: Director & Counsel
                                               ---------------------------------
                                               Region Americas Legal
                                               ---------------------------------


                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By: /s/ Andrew Moore
                                            ------------------------------------
                                        Name: Andrew Moore
                                              ----------------------------------
                                        Title: Duly Authorized Signatory
                                               ---------------------------------


Accepted and agreed to as of
the date first written above:

INVERNESS MEDICAL INNOVATIONS, INC.


By: /s/ David Teitel
    ---------------------------------
Name: David Teitel
      -------------------------------
Title: CFO
       ------------------------------

                                                                         ANNEX I

                                 BRIDGE FACILITY

                  SUMMARY OF PRINCIPAL TERMS AND CONDITIONS(1)

Borrower:                             Inverness Medical Innovations, Inc.
                                      ("Borrower").

Sole Arranger:                        UBS Securities LLC ("UBSS" or the
                                      "Arranger").

Lenders:                              A syndicate of banks, financial
                                      institutions and other entities, including
                                      UBS Loan Finance LLC ("UBS"), General
                                      Electric Capital Corporation ("GE
                                      Capital"), arranged by UBSS.

Administrative Agent:                 UBS AG, Stamford Branch (the
                                      "Administrative Agent").

Type and Amount of Bridge Facility:   $317.5 million senior subordinated
                                      unsecured bridge loan facility (the
                                      "Bridge Facility").

Purpose:                              Proceeds of borrowings under the Bridge
                                      Facility (the "Initial Loans") will be
                                      used to finance a portion of the
                                      Acquisition consideration and the
                                      Refinancing and to pay fees, commissions and expenses in connection therewith.

Maturity/Exchange:                    All the Initial Loans will mature on the
                                      date that is one year following the
                                      Closing Date (the "Maturity Date"). If any
                                      Initial Loan has not been previously
                                      repaid in full on or prior to the Maturity
                                      Date, subject to the conditions outlined
                                      below under "Conditions to Conversion of
                                      the Initial Loans," such Initial Loan
                                      shall be converted into a term loan (each,
                                      a "Extended Term Loan" and, together with
                                      the Initial Loans, the "Loans") maturing
                                      on the eighth anniversary of the Closing
                                      Date (the "Final Maturity Date"). The
                                      Lenders in respect of the Initial Loans
                                      and the Extended Term Loans will have the
                                      option (i) in the case of Initial Loans,
                                      at the Maturity Date or (ii) in the case
                                      of Extended Term Loans, at any time or
                                      from time to time, to receive notes (the
                                      "Exchange Notes") in exchange for such
                                      Initial Loans or Extended Term Loans
                                      having the terms set forth in the term
                                      sheet attached hereto as Exhibit A.

----------
(1) All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this summary is attached.

Availability:                         Upon satisfaction of conditions precedent
                                      to drawing set forth herein, in the
                                      Conditions Annex and in the body of the
                                      Commitment Letter, Initial Loans may be
                                      drawn, on the Closing Date, but only after
                                      the Term Loan Facility has been fully
                                      drawn, up to the amount of the commitments
                                      under the Bridge Facility, and additional
                                      Initial Loans may be drawn on the Second
                                      Closing Date in an amount up to the
                                      remaining commitments under the Bridge
                                      Facility. Any unused commitments shall
                                      expire upon the earlier of the
                                      consummation of the Acquisition and one
                                      year after the date of this Commitment
                                      Letter.

Interest and Fees:                    Prior to the Maturity Date, the Initial
                                      Loans will accrue interest at a rate per
                                      annum equal to (as determined on the
                                      Closing Date and each three-month period
                                      thereafter) the three-month London
                                      Interbank Offered Rate ("LIBOR") as
                                      determined by UBS for a corresponding U.S.
                                      dollar deposit amount (adjusted quarterly)
                                      plus the Spread. The Spread will initially
                                      be, 475 basis points. If the Initial Loans
                                      are not repaid in full within six months
                                      following the Closing Date, the Spread
                                      will increase by 50 basis points at the
                                      beginning of the subsequent three-month
                                      period and shall increase by an additional
                                      50 basis points at the beginning of each
                                      three-month period thereafter (but, in any
                                      event, not on the Maturity Date). LIBOR
                                      will be adjusted for maximum statutory
                                      reserve requirements (if any). The initial
                                      Spread shall increase by 50 basis points
                                      if the Bridge Facility is not rated at
                                      least Caa1 by Moody's and at least CCC+ by
                                      S&P (in each case with a stable outlook or
                                      better and pro forma for the
                                      Transactions).

                                      Interest on the Initial Loans will be
                                      payable in arrears at the end of each
                                      three-month period and at the Maturity
                                      Date. Interest on the Initial Loans shall not exceed 11.50% per annum (the "Total
                                      Cap"); provided that the Total Cap for the Initial Loans and the Exchange Notes shall each be increased by 50 basis points if the Bridge Facility is not rated at least
                                      Caa1 (stable or positive outlook) by
                                      Moody's and CCC+ (stable or positive
                                      outlook) by S&P.

                                      Following the Maturity Date, all
                                      outstanding Extended Term Loans will
                                      accrue interest at the rate provided for in the Exchange Notes in Exhibit A hereto;
                                      provided that a holder of an Extended Term
                                      Loan may at any time fix the rate thereon at the effective rate (such loans, "Fixed
                                      Rate Term Loans").

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                                      -3-


                                      Calculation of interest shall be on the
                                      basis of actual days elapsed in a year of 360 days.

                                      A per annum commitment fee on the undrawn portion of the commitments in respect of the Bridge Facility shall accrue from the Closing Date at a rate per annum equal to one half of the Spread at any time, and shall be payable quarterly in arrears.

Default Interest:                     Upon the occurrence and during the
                                      continuance of an event of default,
                                      interest will accrue on the amount of any
                                      loan or other amount outstanding under the
                                      Bridge Facility at a rate of 2.0% per
                                      annum plus the rate otherwise applicable
                                      to the loans under the Bridge Facility and
                                      will be payable on demand.

Mandatory Prepayment:                 Borrower will be required to prepay
                                      Initial Loans and Extended Term Loans
                                      (other than Fixed Rate Term Loans), and
                                      offer to prepay Fixed Rate Term Loans, on
                                      a pro rata basis, at par plus accrued and
                                      unpaid interest, in an amount equal to (a)
                                      100% of the net proceeds received from the
                                      sale or other disposition of assets of
                                      Borrower or any of its subsidiaries after
                                      the Closing Date, other than sales of
                                      inventory in the ordinary course of
                                      business and other exceptions to be agreed
                                      and subject to reinvestment rights to be
                                      agreed and prepayment of the Bank
                                      Facilities, (b) 100% of the net proceeds
                                      received by Borrower or any of its
                                      subsidiaries from the issuance of debt or
                                      preferred stock after the Closing Date,
                                      other than exceptions to be agreed and (c)
                                      100% of the net proceeds received from the
                                      issuance of common equity (including, but
                                      not limited to, upon the exercise of
                                      warrants and options) by, or equity
                                      contributions to, Borrower after the
                                      Closing Date, other than exceptions to be
                                      agreed upon and (d) 100% of all casualty
                                      and condemnation proceeds received by
                                      Borrower or any of its subsidiaries,
                                      subject to reinvestment rights to be
                                      agreed and prepayment of the Bank
                                      Facilities. There shall be no mandatory
                                      prepayments with respect to events
                                      occuring at the Acquired Business or its
                                      subsidiaries prior to the Second Closing
                                      Date.

Optional Prepayments:                 The Initial Loans and Extended Term Loans
                                      (other than Fixed Rate Term Loans) may be
                                      prepaid, in whole or in part, at the
                                      option of Borrower, at any time with prior
                                      notice, at par plus accrued and unpaid
                                      interest and breakage costs. The Fixed
                                      Rate Term Loans will be subject to

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                                      -4-


                                      pre-payment restrictions and premiums
                                      consistent with Fixed Rate Exchange Notes.

Guarantees:                           The Bridge Facility will be fully and
                                      unconditionally guaranteed on a joint and
                                      several basis by all of the existing and
                                      future direct and indirect subsidiaries of
                                      Borrower including the Acquired Business
                                      (collectively, the "Guarantors"), subject
                                      to exceptions for foreign subsidiaries to
                                      the extent such guarantees would be
                                      prohibited by applicable law or would
                                      result in materially adverse tax
                                      consequences. There shall be no guarantees
                                      from the Acquired Business or its
                                      subsidiaries prior to the Second Closing
                                      Date.

Security:                             None.

Ranking: Subordinated to the Bank Facilities; pari passu with or senior to all other obligations of Borrower and the guarantors
                                      (other than trade payables and ordinary
                                      course indebtedness).

Conditions to Borrowing:              Conditions precedent to borrowing under
                                      the Bridge Facility will be those set
                                      forth in the Commitment Letter and Annex
                                      II to the Commitment Letter (provided that
                                      in the case of condition number 8 on Annex
                                      II on the Second Closing Date, if
                                      applicable, the words "Tender Offer" shall
                                      be replaced with the words "Two-Step
                                      Merger").

Representations and Warranties:       Representations and warranties will apply
                                      to Borrower and its subsidiaries and will
                                      include (without limitation):

                                      Accuracy and completeness of financial
                                      statements (including pro forma financial statements); absence of undisclosed liabilities; no material adverse change;
                                      corporate existence; compliance with law;
                                      corporate power and authority;
                                      enforceability of the Bridge
                                      Documentation; no conflict with law or
                                      contractual obligations; no material
                                      litigation; no default; ownership of
                                      property; liens; intellectual property; no burdensome restrictions; taxes; Federal
                                      Reserve regulations; ERISA; Investment
                                      Company Act; subsidiaries; environmental matters; solvency; accuracy and completeness of disclosure; Patriot Act and anti-terrorism law compliance; and creation and perfection of security interests.

Affirmative and Negative Covenants:   Affirmative covenants will apply to
                                      Borrower and its subsidiaries and will
                                      include (without limitation):

                                      Delivery of certified quarterly and
                                      audited annual financial statements,
                                      monthly management reports, reports to
                                      shareholders, notices of defaults,
                                      litigation and other material events,
                                      budgets and other information customarily supplied in a transaction of this type;
                                      payment of other obligations; continuation of business and maintenance of existence and material rights and privileges;
                                      compliance with all applicable laws and
                                      regulations (including, without
                                      limitation, environmental matters,
                                      taxation and ERISA) and material
                                      contractual obligations; maintenance of
                                      property and insurance; maintenance of
                                      books and records; right of the Lenders to inspect property and books and records;
                                      agreement to hold annual meetings of
                                      Lenders; further assurances (including,
                                      without limitation, with respect to
                                      guarantees from future subsidiaries);
                                      agreement to establish an interest rate
                                      protection program and/or have fixed rate financing on a percentage to be determined of the aggregate funded indebtedness of Borrower and its subsidiaries; updates on the status of the Acquisition; and compliance with obligations in the Fee
                                      Letter.

                                      Negative covenants will apply to Borrower and its subsidiaries and will include
                                      (without limitation):

                                      1.  Limitation on dispositions of assets
                                          and changes of business and ownership.

                                      2.  Limitation on mergers and
                                          acquisitions.

                                      3.  Limitations on dividends, stock
                                          repurchases and redemptions and other
                                          restricted payments.

                                      4.  Limitation on indebtedness (including
                                          guarantees and other contingent
                                          obligations) and preferred stock and
                                          prepayment, amendment and redemption
                                          thereof.

                                      5.  Limitation on loans and investments.

                                      6.  Limitation on liens and further
                                          negative pledges.

                                      7.  Limitation on transactions with
                                          affiliates.

                                      8.  Limitation on sale and leaseback
                                          transactions.

                                      9.  Limitation on capital expenditures.

                                      10. Limitation on operating leases.

                                      11. Maintenance of holding companies
                                          and/or any inactive subsidiaries as
                                          passive, non-operating enterprises.

                                      12. No modification or waiver of material
                                          documents (including, without
                                          limitation, charter documents of
                                          Borrower and its subsidiaries) in any
                                          manner materially adverse to the
                                          Lenders without the consent of the
                                          Requisite Lenders.

                                      13. No change to fiscal year.

Financial Covenants:                  Financial covenants will apply to Borrower
                                      and its consolidated subsidiaries and will
                                      include (without limitation):

                                      1.  Minimum interest coverage ratio.

                                      2.  Maximum leverage ratio.

Events of Default:                    Events of default will include (without
                                      limitation) the following: nonpayment,
                                      breach of representations and covenants,
                                      cross-payment default and
                                      cross-acceleration, invalidity of
                                      guarantees, bankruptcy and insolvency
                                      events, ERISA events, judgments and change
                                      of ownership or control (to be defined).

Conditions to Conversion
of Initial Loans:                     On the Maturity Date, unless (i) Borrower
                                      or any significant subsidiary thereof is
                                      subject to a bankruptcy or other
                                      insolvency proceeding, (ii) there exists a
                                      matured default with respect to the
                                      Initial Loans or (iii) there exists a
                                      default in the payment when due at final
                                      maturity of any indebtedness of Borrower
                                      or any of its subsidiaries, or the
                                      maturity of such indebtedness shall have
                                      been accelerated, the Initial Loans shall
                                      automatically be converted into Extended
                                      Term Loans (subject to the Lenders' rights
                                      to convert Initial Loans into Exchange
                                      Notes as set forth in Exhibit A hereto).

Assignments and Participations:       Each Lender may assign all or, subject to
                                      minimum amounts to be agreed, a portion of
                                      its loans and commitments under the Bridge
                                      Facility. Assignments will require payment
                                      of an administrative fee to the
                                      Administrative Agent and, except for an
                                      assignment to an existing Lender or an
                                      affiliate of an existing Lender, the
                                      consent of the Administrative Agent, which
                                      consent shall not be unreasonably
                                      withheld. In addition, each Lender may
                                      sell participations

                                      in all or a portion of its loans and
                                      commitments under the Bridge Facility;
                                      provided that no purchaser of a
                                      participation shall have the right to
                                      exercise or to cause the selling Lender to exercise voting rights in respect of the Bridge Facility (except as to certain basic issues).

Expenses and Indemnification:         All reasonable out-of-pocket expenses
                                      (including but not limited to reasonable
                                      legal fees and expenses and expenses
                                      incurred in connection with due diligence
                                      and travel, courier, reproduction,
                                      printing and delivery expenses) of the
                                      Lenders, UBS, UBSS, GE Capital and the
                                      Administrative Agent associated with the
                                      syndication of the Bridge Facility and
                                      with the preparation, execution and
                                      delivery, administration, amendment,
                                      waiver or modification (including proposed
                                      amendments, waivers or modifications) of
                                      the documentation contemplated hereby are
                                      to be paid by Borrower. In addition, all
                                      out-of-pocket expenses (including but not
                                      limited to reasonable legal fees and
                                      expenses) of the Lenders and the
                                      Administrative Agent for workout
                                      proceedings, enforcement costs and
                                      documentary taxes associated with the
                                      Bridge Facility are to be paid by
                                      Borrower.

                                      Borrower will indemnify the Lenders, UBS, UBSS, GE Capital and the Administrative
                                      Agent and their respective affiliates, and hold them harmless from and against all reasonable out-of-pocket costs, expenses
                                      (including but not limited to reasonable legal fees and expenses) and liabilities arising out of or relating to the transactions contemplated hereby and any actual or proposed use of the proceeds of any loans made under the Bridge Facility;
                                      provided, however, that no such person
                                      will be indemnified for costs, expenses or liabilities to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have been incurred solely by reason of the gross negligence or willful misconduct of such person.

Yield Protection, Taxes and
Other Deductions:                     The Bridge Documentation will contain
                                      yield protection provisions, customary for
                                      facilities of this nature, protecting the
                                      Lenders in the event of unavailability of
                                      LIBOR, breakage losses and reserve and
                                      capital adequacy requirements.

                                      All payments are to be free and clear of any present or future taxes, withholdings or other deductions whatsoever (other than income taxes in the jurisdiction of the Lender's applicable lending office).
                                      Borrower will indemnify the Lenders and
                                      the Administrative Agent for such taxes
                                      paid

                                      by the Lenders or the Administrative
                                      Agent. The Lenders will use commercially reasonable efforts to minimize to the extent possible any applicable taxes and Borrower will indemnify the Lenders and the Administrative Agent for such taxes paid by the Lenders and the Administrative
                                      Agent, as the case may be.

Requisite Lenders:                    Lenders holding at least a majority of
                                      total loans and commitments under the
                                      Bridge Facility, with certain
                                      modifications or amendments requiring the
                                      consent of Lenders holding a greater
                                      percentage (or all) of the total Loans and
                                      commitments under the Bridge Facility.

Governing Law and Forum:              The laws of the State of New York. Each
                                      party to the Bridge Documentation will
                                      waive the right to trial by jury and will
                                      consent to jurisdiction of the state and
                                      federal courts located in The City of New
                                      York.

Counsel to UBSS, GE Capital and
the Administrative Agent:             Cahill Gordon & Reindel LLP.

                                                                    Exhibit A to
                                                                         ANNEX I

                    Summary of Principal Terms and Conditions
                                of Exchange Notes

          Capitalized terms used but not defined herein have the meanings given (or incorporated by reference) in the Summary of Principal Terms and Conditions of the Bridge Facility to which this Exhibit A is attached.

Issuer: Borrower will issue Exchange Notes under an indenture which complies with the Trust
                                      Indenture Act (the "Indenture"). Borrower in its capacity as issuer of the Exchange
                                      Notes is referred to as the "Issuer."

Guarantors:                           Same as Initial Loans.

Principal Amount:                     The Exchange Notes will be available only
                                      in exchange for the Initial Loans (at the
                                      Maturity Date) or the Extended Term Loans
                                      (at any time). The principal amount of any
                                      Exchange Note will equal 100% of the
                                      aggregate principal amount of the Initial
                                      Loans or the Extended Term Loans for which
                                      it is exchanged.

Maturity:                             The Exchange Notes will mature on the
                                      eighth anniversary of the Closing Date.

Interest Rate:                        The Exchange Notes will bear interest at a
                                      rate equal to the Initial Rate (as defined
                                      below) plus the Exchange Spread (as
                                      defined below). Any holder of an Exchange
                                      Note may at any time fix the rate thereon
                                      at the effective rate (such Exchange
                                      Notes, "Fixed Rate Exchange Notes").
                                      Notwithstanding the foregoing, the
                                      interest rate in effect at any time shall
                                      not exceed the Total Cap; provided that
                                      upon transfer of any Exchange Note to a
                                      person that is not a holder of Exchange
                                      Notes on the Maturity Date, the interest
                                      rate thereon shall thereupon be the Total
                                      Cap. The "Initial Rate" shall be equal to
                                      the interest rate applicable to the
                                      Initial Loans and in effect on the
                                      Maturity Date. "Exchange Spread" shall
                                      mean 50 basis points during the
                                      three-month period commencing on the
                                      Maturity Date and shall increase by 50
                                      basis points at the beginning of each
                                      subsequent three-month period.

                                      Calculation of interest shall be on the
                                      basis of the actual number of days elapsed in a year of twelve 30-day months.

Default Interest:                     In the event of a payment default on the
                                      Exchange Notes, interest on the Exchange
                                      Notes will accrue at a rate of 2.0% per
                                      annum in excess of the rate otherwise
                                      applicable to the

                                      Exchange Notes, and will be payable in
                                      accordance with the provisions described above under the heading "Interest Rate."

Ranking:                              Same as Initial Loans.

Mandatory Offer to Purchase:          The Issuer will be required to offer to
                                      purchase the Exchange Notes upon a Change
                                      of Control (to be defined in the
                                      Indenture) at 101% of the principal amount
                                      thereof plus accrued interest to the date
                                      of purchase.

Optional Redemption:                  Exchange Notes (other than Fixed Rate
                                      Exchange Notes) will be redeemable at the
                                      option of the Issuer, in whole or in part,
                                      at any time at par plus accrued and unpaid
                                      interest to the redemption date.

                                      Except as set forth in the following
                                      paragraph, Fixed Rate Exchanges Notes will not be redeemable at the option of the Issuer prior to the third anniversary of the Maturity Date. Thereafter, each Fixed
                                      Rate Exchange Note will be redeemable at the option of the Issuer at a premium equal to 50% of the coupon of such Fixed
                                      Rate Exchange Note, declining ratably to par on the date which is two years prior to the final maturity of the Exchange
                                      Notes.

                                      Each Fixed Rate Exchange Note will be
                                      redeemable at the option of the Issuer
                                      prior to the third anniversary of the
                                      Maturity Date with the net cash proceeds of qualified equity offerings of Borrower at a premium equal to the coupon on such Fixed Rate Exchange Note; provided that after giving effect to such redemption at least 65% of the aggregate principal amount of Exchange Notes originally issued shall remain outstanding.

Registration Rights:                  The Issuer will be required to:

                                      -    within 60 days after the Maturity
                                           Date, file a registration statement
                                           for an offer to exchange the Exchange
                                           Notes for publicly registered notes
                                           with identical terms;

                                      -    use its reasonable best efforts to
                                           cause the registration statement to
                                           become effective under the Securities
                                           Act within 150 days after the
                                           Maturity Date;

                                      -    complete the exchange offer within
                                           180 days after the Maturity Date; and

                                      -3-

                                      -    file a shelf registration statement
                                           for the resale of the Exchange Notes
                                           if it cannot complete an exchange
                                           offer within those time periods
                                           listed above and in certain other
                                           circumstances.

                                      If the Issuer does not comply with these obligations, it will be required to pay additional interest to the holders of the Exchange Notes.

                                      In addition, unless and until the Issuer has consummated the exchange offer and, if required, caused the shelf registration statement to become effective, the holders of the Exchange Notes will have the right to "piggy-back" the Exchange Notes in the registration of any debt securities
                                      (subject to customary scale-back
                                      provisions) that are registered by the
                                      Issuer (other than on a Form S-4) unless all the Exchange Notes and Extended Term
                                      Loans will be redeemed or repaid from the proceeds of such securities.

Right to Transfer Exchange Notes:     The holders of the Exchange Notes shall
                                      have the absolute and unconditional right
                                      to transfer the Exchange Notes in
                                      compliance with applicable law to any
                                      third parties.

Covenants:                            Those typical for an indenture governing a
                                      high yield note issue of a new issuer.

Events of Default:                    Those typical for an indenture governing a
                                      high yield note issue of a new issuer.

Governing Law:                        The laws of the State of New York.

                                                                        ANNEX II

                            CONDITIONS TO CLOSING(1)

          The commitment of the Lenders under the Commitment Letter with respect to the Bridge Facility, the agreements of UBS, UBSS and GE Capital to perform the services described in the Commitment Letter, the consummation of the Transactions and the funding of the Bridge Facility are subject to the conditions set forth in the Commitment Letter and satisfaction of each of the conditions precedent set forth below.

          1. The Borrower shall have delivered a pro forma consolidated balance sheet and a related pro forma consolidated statement of income and other pro forma information in conformity with Regulation S-X as of and for the twelve-month period ending at the most recent fiscal quarter ending at least 45 days prior to the Closing Date prepared after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such other financial statements), in each case which financial statements shall have been prepared in a manner that is not materially inconsistent with the financial statements or forecasts previously provided to the Lenders.

          2. The Acquisition Agreement (including all schedules and exhibits thereto) shall not be altered, amended or otherwise changed or supplemented in any material respect from the draft Acquisition Agreement provided to the Administrative Agent dated May 1, 2007 or any condition therein waived without the prior written consent of UBS and GE Capital if they are adversely affected thereby. In the case of fundings on the Closing Date, the Acceptance Time (as defined in the Acquisition Agreement) shall have occurred (or shall occur concurrently with the initial extension of credit under the Bridge Facility) in accordance with the Acquisition Agreement and in compliance in all material respects with applicable law. In the case of fundings on the Second CLosing Date, if applicable, the Two-Step Merger shall have occurred in accordance with the Acquisition Agreement and in compliance in all material respects with applicable law.

          3. Prior to any borrowings under the Bridge Facility, the Borrower shall have received gross proceeds of $1,150.0 million from borrowings under the Term Loan Facility ($850.0 million if the Joint Venture is consummated on or prior to the Closing Date) and the Bank Facilities documentation shall be consistent with the terms and conditions of the Commitment Letter related to the Bank Facilities dated the date hereof.

          4. All Bridge Documentation, including a credit agreement incorporating substantially the terms and conditions outlined herein, shall be in form and substance reasonably satisfactory to UBS and GE Capital, together with customary closing documentation. There shall exist no uncured material default (subject, in the case of representations, to the Specified Representations) under any of the Bridge Documentation and the Specified Representations of the Borrower and the Acquired Business set forth in the Bridge Documentation shall be true and correct immediately prior to,

----------
(1) All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this Annex II is attached.

and after giving effect to, the extension of credit under the Bridge Facility. All Loans shall be in full compliance with the Federal Reserve's Margin Regulations.

          5. UBS and GE Capital shall have received all customary closing documents and instruments, including (a) reasonably satisfactory opinions of counsel (including local counsel as requested) and (b) such corporate resolutions, certificates and other documents as shall be reasonably requested.

          6. UBS and GE Capital shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the U.S.A. Patriot Act.

          7. After giving effect to the Transactions, the Borrower, the Acquired Business and their respective subsidiaries shall have no outstanding indebtedness or preferred stock other than (i) the loans and other extensions of credit under the Bridge Facility, (ii) any indebtedness in respect of the Bank Facilities, (iii) preferred stock outstanding on the date hereof or any right, warrant or other agreement to issue preferred stock outstanding under agreements in effect as of the date hereof, (iv) purchase money indebtedness and capital leases in connection with the acquisition of equipment and real estate used in connection with the business, (v) $132.5 million of your 3% senior subordinated convertible notes due 2016 and (vi) other limited indebtedness for borrowed money to be agreed upon.

          8. All material governmental consents and approvals required as a condition to the consummation of the Tender Offer under the terms of the Acquisition Agreement shall have been obtained and shall remain in effect and all applicable waiting periods shall have expired or been terminated and all other foreign antitrust and competition approvals required to consummate the Tender Offer and, if applicable, the One-Step Merger, shall have been obtained (in the case of foreign legal requirements or approvals, only if such legal requirements or approvals: (a) would have suspensory effect, (b) if not obtained would reasonably be expected to result in material limitations on the ownership or operation by the Borrower of the assets of the Borrower, its subsidiaries or the Acquired Business or (c) if not obtained, would subject the Borrower, Merger Sub or the Acquired Business to the payment of a material fine or penalty); and no law or regulation shall be applicable in the reasonable judgment of UBS and GE Capital that restrains, prevents or imposes materially adverse conditions upon the Transactions or the Bridge Facility.

          9. All costs, fees and expenses of UBS and GE Capital (including the reasonable fees and expenses of counsel for each of UBS and GE Capital) shall have been paid.